EXECUTION VERSION

Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of August 1st, 2017, is made among Mitsui & Co., Ltd., a corporation organized under the laws of Japan (the “Secured Party”), BioAmber Inc., a corporation organized under the laws of Delaware (the “U.S. Grantor”), and BioAmber Sarnia Inc., a corporation organized under the laws of Canada (the “Canadian Grantor” and, together with the U.S. Grantor, either collectively the “Grantors” or individually a “Grantor”).

WHEREAS, (i) the U.S. Grantor (individually and as successor to BioAmber International S.à.r.l.) and the Secured Party are parties to that certain Financial Support Implementing Agreement, dated as of May 25, 2015 (the “FSIA”), pursuant to which, among other things, the U.S. Grantor is obligated to indemnify Secured Party from time to time as and when required under Section 5(b) thereof, and (ii) the Grantors and the Secured Party are parties to that certain Indemnity Agreement, dated as of August 1, 2017 (the “Indemnity Agreement”), pursuant to which, among other things, the Grantors are obligated to indemnify the Secured Party from time to time as and when required under Section 3 thereof;

WHEREAS, in connection with the Secured Party’s transfer of its shares in the Canadian Grantor to the U.S. Grantor pursuant to a Share Purchase Agreement, dated as of August 1, 2017 (the “Purchase Agreement”), the Grantors acknowledge and agree that as a condition to the Secured Party’s agreement to enter into the Purchase Agreement, the Grantors have agreed to grant Liens on certain of their assets in favor of the Secured Party to secure their respective indemnification obligations under the FSIA and Indemnity Agreement (collectively, the “Secured Obligations”) as further provided herein; and

WHEREAS, pursuant to the Purchase Agreement, the Secured Party and Grantors agree to enter into an additional security agreement governed under Canadian law after the date hereof.

            NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1  Definitions; Interpretation.

(a)  Certain Defined Terms

.  As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means any and all of a Grantor’s accounts, as such term is defined in Section 9-102 of the UCC.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for a Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including:  (i) ledgers; (ii) records indicating, summarizing, or evidencing such Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor’s books or records or with credit reporting, including with regard to such Grantor’s Accounts.

“Canadian Grantor” has the meaning set forth in the preamble above.

“Chattel Paper” means any and all of a Grantor’s chattel paper, as such term is defined in Section 9-102 of the UCC, including all Electronic Chattel Paper.

“Collateral” has the meaning set forth in Section 2.

“Commercial Tort Claims” means any and all of a Grantor’s commercial tort claims, as such term is defined in Section 9-102 of the UCC, including any described in Schedule 1.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other Person establishing the Secured Party’s control with respect to any Letter-of-Credit Rights or Investment Property, for purposes of Article 8 or Sections 9‑104, 9‑106 and 9‑107 of the UCC.

“Documents” means any of a Grantor’s documents, as such term is defined in Section 9-102 of the UCC.

“Electronic Chattel Paper” means any and all of a Grantor’s electronic chattel paper, as such term is defined in Section 9-102 of the UCC.

“Equipment” means any and all of a Grantor’s equipment, including any and all fixtures, as such terms are defined in Section 9-102 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” means any breach by any Grantor of any of its respective obligations under the FSIA or Indemnity Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“FSIA” has the meaning set forth in the recitals above.

“GAAP” means generally accepted accounting principles in the U.S. as in effect from time to time.

“General Intangibles” means any and all of a Grantor’s general intangibles, as such term is defined in Section 9-102 of the UCC.

“Goods” means any and all of a Grantor’s goods, as such term is defined in Section 9-102 of the UCC.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” and “Grantor” each has the meaning set forth in the preamble above.

“Indemnitee” has the meaning set forth in Section 14(b).

“Indemnity Agreement” has the meaning set forth in the recitals above.

“Instruments” means any and all of a Grantor’s instruments, as such term is defined in Section 9-102 of the UCC.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i)

all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications which are described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii)

all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 2), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

(iii)

all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as are described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv)

all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses;

(v)	the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets; and
(vi)

all accounts, all other proprietary rights, all other intellectual or other similar property and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

“Intellectual Property Security Agreement” means each Patent and Trademark Security Agreement, each Copyright Security Agreement or any amendment thereto, in form and substance satisfactory to the Secured Party, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Inventory” means any of a Grantor’s inventory, as such term is defined in Section 9-102 of the UCC.

“Investment Property” means any of a Grantor’s investment property, as such term is defined in Section 9-102 of the UCC.

“Letter-of-Credit Rights” means any and all of a Grantor’s letter-of-credit rights, as such term is defined in Section 9-102 of the UCC.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in a Grantor’s direct or indirect Subsidiaries now or hereafter owned by such Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.

“Permitted Liens” means:

(a)Liens in favor of the Secured Party to secure the Secured Obligations;

(b)Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

(c)Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto;

(d)Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e)easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto;

(f)statutory landlord’s Liens under leases to which any Grantor or any of its Subsidiaries is a party;

(g)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by a Grantor in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by such Grantor or any Subsidiary to provide collateral to the depository institution;

(h)All existing Liens as of the date of this Agreement on any of a Grantor’s property; and

(i)Liens (including judgment Liens) arising in connection with legal proceedings not constituting an Event of Default.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Supplement” has the meaning set forth in Section 3(j).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other equity securities of the direct or indirect Subsidiaries of a Grantor, whether certificated or uncertificated; (iii) other Investment Property of a Grantor; (iv) warrants, options or other rights entitling a Grantor to acquire any interest in capital stock or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii)  securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, a Grantor.

“Pledged Collateral Agreements” has the meaning specified in Section 5.

“Pledged Shares” means all of the issued and outstanding shares of capital stock, whether certificated or uncertificated, of a Grantor’s direct or indirect Subsidiaries, now or hereafter owned by such Grantor identified in Schedule 3 (as amended or supplemented from time to time).

“Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

“Purchase Agreement” has the meaning set forth in the recitals above.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Rights to Payment” means any and all of a Grantor’s Accounts and any and all of a Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” has the meaning set forth in the recitals above.

“Secured Party” has the meaning set forth in the recitals above.

“Subsidiary” means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

“U.S. Grantor” has the meaning set forth in the preamble above.

(b)  Terms Defined in UCC

.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

SECTION 2  Security Interest.

(a)  Grant of Security Interest

.  As security for the payment and performance of the Secured Obligations, each Grantor hereby grants to the Secured Party a security interest in all of such Grantor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”):  (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Documents; (v) all Equipment; (vi) all General Intangibles; (vii) all Instruments; (viii) all Inventory; (ix) all Investment Property; (x) all Letter-of-Credit Rights; (xi) all other Goods; and (xii) all money, all products and Proceeds of any and all of the foregoing, and all Supporting Obligations of any and all of the foregoing; provided that, and notwithstanding the foregoing or any other provision in this Agreement:

(i)

to the extent that any obligation or duty of the Canadian Grantor under this Agreement would require prior consent from any of Comerica Bank, Export Development Canada, Farm Credit Canada, the Ontario Government (SJIF), the Government of Canada (Fed-Dev) or BDC Capital Inc, such obligation or duty will remain subject to such prior consent being obtained (in all cases only to the extent any such requirement for consent is enforceable under applicable law); provided that, the Canadian Grantor hereby agrees to deploy all commercially reasonable efforts in order to obtain such consents;

(ii)

the Collateral shall specifically exclude (a) any and all rights related to the Cargill License (being (x) that certain Commercial License Agreement in the field of succinic acid, dated April 15, 2010, as amended, initially entered into between Cargill, Inc., through its Bio Technology Development Center (“Cargill”) and BioAmber S.A.S., a French entity, and now being between Cargill and the U.S. Grantor as a result of several reorganization transactions, and (y) that certain Commercial License Agreement in the field of adipic acid, dated May 4, 2012, entered into between Cargill and the U.S. Grantor), and (b) U.S. Grantor’s ownership of the Canadian Grantor to the extent such ownership is pledged to Comerica Bank pursuant to that certain Loan Agreement between the Canadian Grantor, Comerica Bank and the other parties thereto dated as of June 20, 2014, as such agreement may be amended, restated, supplemented or otherwise modified from time to time; provided that, the U.S. Grantor hereby agrees to deploy all commercially reasonable efforts in order to obtain such consents;

(iii)

the Collateral shall include the shares owned by the U.S. Grantor in Comet Biorefining Inc., subject to the obtaining of the prior consent from Comet Biorefining Inc. and its shareholders as per the terms of the shareholders agreement of Comet Biorefining Inc.; provided that, the U.S. Grantor hereby agrees to deploy all commercially reasonable efforts in order to obtain such consent; and

(iv)

until such consent is obtained, the grant of security interest herein shall not extend to and the term "Collateral" shall not include rights held under any license or agreement that prohibits the granting of a security interest or that is not assignable by its terms without the consent of the licensor or other party thereof (in all cases only to the extent such restriction on assignment is enforceable under applicable law); provided that, each of the Grantors hereby agrees to deploy all commercially reasonable efforts in order to obtain such consents.

(b)  Grantors Remain Liable

.  Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral (including any Pledged Collateral Agreements), to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights granted to it hereunder shall not release any Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c)  Continuing Security Interest

.  Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23.

SECTION 3  Perfection and Priority.

(a)  Financing Statements

.  Each Grantor hereby authorizes the Secured Party to file at any time and from time to time any financing statements describing the Collateral, and each Grantor shall execute and deliver to the Secured Party, and each Grantor hereby authorizes the Secured Party to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and other documents and instruments, in form satisfactory to the Secured Party, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Secured Party’s security interest in the Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, each Grantor (i) ratifies and authorizes the filing by the Secured Party of any financing statements filed with respect to the Collateral prior to the date hereof and (ii) shall from time to time take the actions specified in subsections (b) through (j) below.

(b)  Delivery of Pledged Collateral

.  Each Grantor hereby agrees to deliver to or for the account of the Secured Party, at the address and to the Person to be designated by the Secured Party, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to the Secured Party.  If any Grantor shall become entitled to receive or shall receive any Pledged Collateral after the date hereof, such Grantor shall accept the foregoing as the agent for the Secured Party, shall hold it in trust for the Secured Party, shall segregate it from other property or funds of such Grantor, and shall promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Secured Party, at the address and to the Person to be designated by the Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Secured Party.

(c)  Instrument Collateral

.  Anything to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, (i) each Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business, and the Secured Party shall, promptly upon request of any Grantor, make appropriate arrangements for making any other Instruments pledged by such Grantor available to the payor of any such Instrument for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable law to continue perfected the Secured Party’s security interest hereunder in such Instruments, against trust receipt or like document), and (ii) unless an Event of Default shall have occurred and be continuing, each Grantor may retain any additional Pledged Collateral consisting of Instruments with a face value of less than $500,000 or, in the case of any such additional Pledged Collateral with no face value, then such additional Pledged Collateral with a fair market value of less than $500,000, as determined by such Grantor in good faith, as long as the aggregate amount of any such Instruments so retained by such Grantor shall not exceed $500,000.

(d)  Transfer of Security Interest Other Than by Delivery

.  If for any reason Pledged Collateral cannot be delivered to or for the account of the Secured Party as provided in subsection 3(c), such Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Secured Party to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Secured Party pursuant to the UCC.  To the extent practicable, such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Secured Party as provided in subsection 3(c).

(e)  Intellectual Property Collateral

.  (i)  Each Grantor shall execute and deliver to the Secured Party, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Secured Party may reasonably request, and record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Secured Party may reasonably request, to perfect the Secured Party’s security interest in such Intellectual Property Collateral.  (ii) Promptly following the creation or other acquisition of any Intellectual Property Collateral by a Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 2 to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included in Schedule 2 as of the date hereof and record such Intellectual Property Security Agreement with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Secured Party may reasonably request, to perfect the Secured Party’s security interest in such Intellectual Property Collateral.

(f)  Documents, Etc.

  Each Grantor shall deliver to the Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, each Grantor shall not be required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument having a face amount not in excess of  $500,000, as long as the aggregate amount of any such Collateral so retained by such Grantor shall not exceed $500,000.  Upon the request of the Secured Party, each Grantor shall mark all Documents and Chattel Paper with such legends as the Secured Party shall reasonably specify.

(g)  Bailees

.  Any Person (other than the Secured Party) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Secured Party.  At any time and from time to time, the Secured Party may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Secured Party, and obtain such Person’s written acknowledgment thereof.  Without limiting the generality of the foregoing, each Grantor will join with the Secured Party in notifying any Person who has possession of any Collateral of the Secured Party’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Secured Party.

(h)  Control

.  Each Grantor will cooperate with the Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of any Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights including delivery of Control Agreements, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Secured Party’s security interest in such Collateral.

(i)  Additional Subsidiaries

.  In the event that any Grantor acquires rights in any Subsidiary after the date hereof, it shall deliver to the Secured Party a completed pledge supplement, substantially in the form of Exhibit A (the “Pledge Supplement”), together with all schedules thereto, reflecting such new Subsidiary.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Secured Party shall attach to the Pledged Collateral related to such Subsidiary immediately upon such Grantor’s acquisition of rights therein and shall not be affected by the failure of such Grantor to deliver a Pledge Supplement.

(j)  Purchase Money Security Interests

.  To the extent any Grantor uses the proceeds of any of the Secured Obligations to purchase Collateral, such Grantor’s repayment of the Secured Obligations shall apply on a “first-in, first-out” basis so that the portion of the Secured Obligations used to purchase a particular item of Collateral shall be paid in the chronological order in which such Grantor purchased the Collateral.

SECTION 4  Representations and Warranties

.  Each Grantor represents and warrants to the Secured Party that:

(a)  Location of Chief Executive Office and Collateral

.  Each Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; and all other locations (as of the date of this Agreement) where each Grantor conducts business or Collateral is kept are set forth in Schedule 1.

(b)  Locations of Books

.  All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for each Grantor, are set forth in Schedule 1.

(c)  Jurisdiction of Organization and Names

.  Each Grantor’s jurisdiction of organization is set forth in Schedule 1; and each Grantor’s exact legal name is as set forth in the first paragraph of this Agreement.  All trade names and trade styles under which each Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, each Grantor has not, at any time in the past:  (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)  Collateral

.  Each Grantor has rights in or the power to transfer the Collateral, and each Grantor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time each Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e)  Enforceability; Priority of Security Interest

.  (i) This Agreement creates a security interest which is enforceable against the Collateral in which each Grantor now has rights and will create a security interest which is enforceable against the Collateral in which each Grantor hereafter acquires rights at the time each Grantor acquires any such rights; and (ii) the Secured Party has a perfected and first priority security interest in the Collateral in which each Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which each Grantor hereafter acquires rights at the time each Grantor acquires any such rights, in each case, for the Secured Party’s own benefit, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(f)  Other Financing Statements

.  Other than (i) financing statements disclosed to the Secured Party and (ii) financing statements in favor of the Secured Party, no effective financing statement naming any Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g)  Rights to Payment.

(i)The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be;

(ii)each Grantor has not assigned any of its rights under the Rights to Payment except as provided in this Agreement; and

(iii)all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution.

(h)  Inventory

.  No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to any Grantor, nor has any Inventory been consigned to any Grantor or consigned by any Grantor to any Person or is held by any Grantor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1.

(i)  Intellectual Property.

(i)Except as set forth in Schedule 2, each Grantor does not (directly or through any Subsidiary) own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

(ii)all of each Grantor’s patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

(iii)all maintenance fees required to be paid by each Grantor on account of any of its patents have been timely paid for maintaining such patents in force, and, to the best of such Grantor’s knowledge, each of such patents is valid and enforceable and such Grantor has notified the Secured Party in writing of all prior art (including public uses and sales) of which it is aware;

(iv)to the best of each Grantor’s knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

(v)each Grantor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by each Grantor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

(vi)each Grantor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

(j)  Equipment

.  None of the Equipment is leased from or to any Person, except as set forth at Schedule 1 or as otherwise disclosed to the Secured Party.

(k)  Instrument Collateral

.  (i) Each Grantor has not previously assigned any interest in any Instruments (other than such interests as will be released on or before the date hereof), (ii) no Person other than each Grantor owns an interest in the Instruments (whether as joint holders, participants or otherwise), and (iii) no material default exists under or in respect of the Instruments of each Grantor.

(l)  Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral

.  (i) All of the Pledged Shares and Partnership and LLC Collateral of each Grantor have been, and upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of the such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable law and any applicable partnership or operating agreement, (ii) each Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of the Pledged Collateral or such additional Pledged Collateral to the Secured Party or with respect to the foreclosure, transfer or disposition thereof by the Secured Party, except as provided under applicable securities or “Blue Sky” laws, (iv) the Pledged Shares and Partnership and LLC Collateral of each Grantor constitute 100% of the issued and outstanding shares of capital stock of all directly and indirectly owned Subsidiaries of such Grantor, and no securities convertible into or exchangeable for any shares of capital stock of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by each Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been disclosed in writing to the Secured Party, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of each Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) to the best knowledge of such Grantor, there exists no material violation or material default under any such agreement by such Grantor or the other parties thereto, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.

(m)  Other Investment Property; Instruments; and Chattel Paper

.  All securities accounts of each Grantor and other Investment Property of each Grantor are set forth in Schedule 1, and all Instruments and Chattel Paper held by each Grantor are also set forth in Schedule 1.

(n)  Control Agreements

.  No Control Agreements exist with respect to any Collateral other than any Control Agreements in favor of the Secured Party.

(o)  Letter-of-Credit Rights

.  Each Grantor does not have any Letter-of-Credit Rights except as set forth in Schedule 1.

(p)  Commercial Tort Claims

.  Each Grantor does not have any Commercial Tort Claims except as set forth in Schedule 1.

(q)  Leases

.  Each Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

SECTION 5  Covenants

.  So long as any of the Secured Obligations remain unsatisfied, each Grantor agrees that:

(a)  Defense of Collateral

.  Each Grantor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Secured Party’s right or interest in, the Collateral.

(b)  Preservation of Collateral

.  Each Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)  Compliance with Laws, Etc.

  Each Grantor will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(d)  Location of Books and Chief Executive Office

.  Each Grantor will:  (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days’ prior written notice to the Secured Party of (i) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for such Grantor or (ii) any change in the location of such Grantor’s chief executive office or principal place of business.

(e)  Location of Collateral

.  Each Grantor will:  (i) keep the Collateral at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Secured Party pursuant to clause (ii) and shall not remove the Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, other dispositions permitted by Section 5(i) and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least 30 days’ prior written notice of any removal to the Secured Party; and (ii) give the Secured Party at least 30 days’ prior written notice of any change in the locations set forth in Schedule 1.

(f)  Change in Name, Identity or Structure

.  Each Grantor will give at least 30 days’ prior written notice to the Secured Party of (i) any change in its name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new such registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that each Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(g)  Maintenance of Records

.  Each Grantor will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Secured Party’s security interest hereunder.

(h)  Disposition of Collateral

.  Each Grantor will not surrender or lose possession of (other than to the Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except (i) with respect to the shares owned by the U.S. Grantor in Comet Biorefining Inc. for which no sale restrictions will apply, notwithstanding any other provisions contained in this Agreement to the contrary, (ii) in the normal course of its business, and (iii) to the extent required by any agreement related to any Permitted Liens; provided that no such disposition or transfer of Investment Property or Instruments shall be permitted while any Event of Default exists.

(i)  Liens

.  Each Grantor will keep the Collateral free of all Liens except Permitted Liens.

(j)  Leased Premises; Collateral Held by Warehouseman, Bailee, Etc.

  At the Secured Party’s request, each Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Secured Party may require, in form and substance satisfactory to the Secured Party.

(k)  Rights to Payment

.  Each Grantor will:

(i)with such frequency as the Secured Party may require, furnish to the Secured Party full and complete reports, in form and substance satisfactory to the Secured Party, with respect to the Accounts;

(ii)if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Secured Party thereof and execute any documents and instruments and take any other steps reasonably requested by the Secured Party in order that all monies due and to become due thereunder shall be assigned to the Secured Party and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(iii)upon the request of the Secured Party (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Secured Party or to such other Person or location as the Secured Party shall specify; and

(iv)upon the occurrence and during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Secured Party shall require.

(l)  Instruments, Investment Property, Etc

(i).  Upon the request of the Secured Party, each Grantor will (i) immediately deliver to the Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property, all letters of credit, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Secured Party is the entitlement holder with respect to any Investment Property, and/or obtain Control Agreements in favor of the Secured Party from such securities intermediaries, in form and substance satisfactory to the Secured Party, with respect to any Investment Property, as reasonably requested by the Secured Party, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights, as the Secured Party shall reasonably specify.

(m)  Securities Accounts

.  Each Grantor will give the Secured Party immediate notice of the establishment of any new securities account with respect to any Investment Property.

(n)  Inventory

.  Each Grantor will not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to such Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Secured Party prior written notice thereof.

(o)  Intellectual Property Collateral

.  Each Grantor will:

(i)not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice;

(ii)promptly give the Secured Party notice of any rights such Grantor may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property Collateral which such Grantor intends to register, prior to the filing of any application for registration thereof;

(iii)without limiting the generality of this clause (iii), not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless such Grantor provides the Secured Party with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration; and

(iv)diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

(p)  Notices, Reports and Information

.  Each Grantor will (i) notify the Secured Party of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter-of-Credit Rights); (ii) notify the Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Secured Party’s Lien thereon; (iii) furnish to the Secured Party such listings, descriptions and schedules with respect to the Equipment and Inventory, and such other reports and other information in connection with the Collateral, as the Secured Party may reasonably request, all in reasonable detail; and (iv) upon the reasonable request of the Secured Party make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

(q)  Shareholder Agreements and Other Agreements

.  (i) Each Grantor shall comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder. (ii) Each Grantor shall take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that: (A) such Partnership and LLC Collateral shall be securities and shall be governed by Article 8 of the applicable UCC; (B) each certificate of membership or partnership representing such Partnership and LLC Collateral shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable UCC; and (C) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Secured Party) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Secured Party of any remedy hereunder or under applicable law. (iii) Each Grantor shall not vote to enable or take any other action to: amend or terminate, or waive compliance with any of the terms of, any such  Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Secured Party or that adversely affects the validity, perfection or priority of the Secured Party’s security interest therein.

(r)  Insurance

(i).  (i) Each Grantor shall carry and maintain in full force and effect, at the expense of such Grantor and with financially sound and reputable insurance companies, insurance with respect to the Collateral held by such Grantor in such amounts, with such deductibles and covering such risks as shall be specified by the Secured Party.  Upon the reasonable request of the Secured Party, and in any event not less often than annually, such Grantor shall furnish the Secured Party with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies.  All insurance policies required under this subsection (r) shall provide that they shall not be terminated or cancelled without at least 30 days’ prior written notice to such Grantor and the Secured Party (or 10 days’ prior written notice if the Secured Party consents to such shorter notice).  Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Secured Party to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (r) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of such Grantor.

(ii)If Collateral with a value exceeding $500,000 shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, each Grantor shall give immediate notice thereof to the Secured Party. After the occurrence and during the continuance of an Event of Default, any payment exceeding $500,000 at any time made to any Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Secured Party.  If any Grantor shall receive any insurance proceeds which are to be paid to the Secured Party pursuant to the previous sentence, such Grantor shall hold such proceeds in trust for the Secured Party, shall segregate such proceeds from other funds of such Grantor, and shall immediately forward such proceeds in the form received to the Secured Party (appropriately indorsed by such Guarantor to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party).  All such insurance proceeds may be retained by the Secured Party as part of Collateral hereunder, applied by the Secured Party toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to such Grantor upon its request with the consent of the Secured Party.

SECTION 6  Rights to Payment and Pledged Collateral.

(a)  Collection of Rights to Payment

.  Until the Secured Party exercises its rights hereunder to collect Rights to Payment, each Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment.  At the request of the Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by any Grantor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited to an account with the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)  Pledged Collateral

.  Unless and until an Event of Default shall have occurred, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral; provided, however, that each Grantor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by such Grantor, or (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of any Person whose ownership interests constitute Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any such Person.  At the request of the Secured Party, upon the occurrence and during the continuance of any Event of Default, the Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by each Grantor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited to an account with the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).  Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder.  Additionally, the Secured Party shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to each Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Secured Party were the absolute owner thereof; provided that the Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so.

(c)  Voting Prior to an Event of Default

.  Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising the Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Secured Party pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Secured Party in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement. If applicable, a Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Secured Party shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as any Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

(d)  Certain Other Administrative Matters

.  The Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6).  The Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7  Authorization; Secured Party Appointed Attorney-in-Fact

.  The Secured Party shall have the right to, in the name of each Grantor, or in the name of the Secured Party or otherwise, without notice to or assent by any Grantor, and each Grantor hereby constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)	file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of or provide notice of the Secured Party’s security interest in the Collateral;
(b)	take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;
(c)

sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d)

notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to each Grantor to such address as the Secured Party may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(e)	receive, open and dispose of all mail addressed to such Grantor;
(f)	send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;
(g)

contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Secured Party;

(h)	assert, adjust, sue for, compromise or release any claims under any policies of insurance;
(j)

notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Secured Party;

(k)

ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Secured Party may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Secured Party with respect to the Collateral;

(l)

execute any and all applications, documents, papers and instruments necessary for the Secured Party to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(m)	execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;
(n)

execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Investment Property and the Secured Party’s security interest therein; and

(o)

execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement.

The Secured Party agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Secured Party, pursuant to clauses (b) through (n).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full.  Each Grantor hereby ratifies, to the extent permitted by law, all that the Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8  Secured Party Performance of Each Grantor’s Obligations

.  The Secured Party may perform or pay any obligation which each Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Secured Party on demand for any amounts paid by the Secured Party pursuant to this Section 8.

SECTION 9  Secured Party’s Duties

.  Notwithstanding any provision contained in this Agreement, the Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so.  Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Secured Party’s possession and the accounting for moneys actually received by the Secured Party hereunder, the Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10  Remedies.

(a)  Remedies

.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws.  Without limiting the generality of the foregoing, each Grantor agrees that:

(i)The Secured Party may peaceably and without notice enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine.

(ii)The Secured Party may require such Grantor to assemble all or any part of the Collateral and make it available to the Secured Party, at any place and time designated by the Secured Party.

(iii)The Secured Party may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Secured Party may determine.

(iv)The Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v)The Secured Party may withdraw (or cause to be withdrawn) any and all funds from any securities accounts.

(vi)The Secured Party may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable; provided, however, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party.  The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by law.  The Secured Party shall give such Grantor such notice of any public or private sale as may be required by the UCC or other applicable law.  Such Grantor recognizes that the Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii)

The Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale.  The Secured Party has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Secured Party’s rights against such Grantor.  Each Grantor waives any right it may have to require the Secured Party to pursue any third Person for any of the Secured Obligations.  The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Secured Party may sell the Collateral without giving any warranties as to the Collateral.  The Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If the Secured Party sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and such Grantor shall be credited with the proceeds of the sale.

(b)  License

.  For the purpose of enabling the Secured Party to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral.

(c)  Application of Proceeds

.  Any surplus of proceeds which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the respective Grantor or otherwise disposed of in accordance with the UCC or other applicable law.  Each Grantor shall remain liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11  Certain Waivers

.  Each Grantor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Secured Party (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Secured Party’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12  Notices

.  All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Purchase Agreement.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices and other communications (i) sent by facsimile or by email shall be deemed to have been given when sent, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described herein, of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if a notice or other communication is not given during normal business hours for the recipient, it shall be deemed to have been given at the opening of business on the next business day for the recipient.   Each of the Grantors and the Secured Party may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties.

SECTION 13  No Waiver; Cumulative Remedies

.  No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.

SECTION 14  Costs and Expenses; Indemnification.

(a)  Costs and Expenses

.  Each Grantor agrees to pay all out-of-pocket expenses incurred by the Secured Party and any of its Affiliates (including the fees, charges and disbursements of any counsel for such Person), in connection with the enforcement or protection of its rights (A) in connection with this Agreement, including its rights under this Section, (B) in connection with the Secured Obligations, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations, and including in or in connection with any Insolvency Proceeding, and (C)  in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b)  Indemnification

.  Each Grantor hereby agrees to indemnify the Secured Party, any Affiliate thereof (and any agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including such Grantor), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by such Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by such Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)  Payment.  All amounts due under this Section 14 shall be payable not later than 30 days after demand therefor.

(d)  Interest

.  Any amounts payable to the Secured Party under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full at the rate of 5%.

(e)  Survival

. The agreements in this Section 14 shall survive the payment of all Secured Obligations.

SECTION 15  Binding Effect

.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Secured Party, each other Indemnitee referred to in Section 14, and their respective successors and assigns.

SECTION 16  Governing Law

.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

SECTION 17  Submission to Jurisdiction

.

(a)  Submission to Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Secured Party in any way relating to this Agreement, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(b)  Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 18  Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19  Entire Agreement; Amendment

.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall not be amended except by the written agreement of the parties as provided in the Purchase Agreement.

SECTION 20  Severability

.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 21  Counterparts

. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery by any Grantor or the Secured Party of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 22  No Inconsistent Requirements

.  Each Grantor acknowledges that this Agreement, Purchase Agreement and any other related documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 23  Termination

.  Upon the termination of payment and performance in full by any Grantor of all Secured Obligations, the security interests created by this Agreement shall terminate and the Secured Party shall promptly execute and deliver to such Grantor such documents and instruments reasonably requested by such grantor as shall be necessary to evidence the termination of all security interests given by such Grantor to the Secured Party hereunder.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

BIOAMBER INC.

By: /s/ Fabrice Orecchioni
Name:	Fabrice Orecchioni
Title: President & COO

Signature Page to Security Agreement

GRANTOR:

BIOAMBER SARNIA INC.

By:/s/ Michael Hartmann
Name:	Michael Hartmann
Title:	President BioAmber Sarnia

Signature Page to Security Agreement

SECURED PARTY:

MITSUI & CO., LTD.

By:/s/ Takeo Kato
Name:	Takeo Kato
Title: Managing Officer, Chief Operating Officer, Performance Materials Business Unit

Signature Page to Security Agreement